Exhibit 4.02

This [ ] Supplemental Indenture is filed as an amendment to System Energy Resources, Inc.'s Mortgage and Deed of Trust, dated as of June 15, 1977, and recorded in Book 9-S, Page 1, on June 30, 1977, in the Office of the Chancery Clerk of Claiborne County. Pursuant to Section 89-5-33(3)(b) of the Mississippi Code, as amended, no indexing instruction is required for this instrument because it is one affecting a previously recorded instrument. As required by Mississippi law, this instrument shall be entered in the general index and noted on the margin of the previously recorded instrument.

__________________________________________________

SYSTEM ENERGY RESOURCES, INC.

TO

THE BANK OF NEW YORK MELLON

(Formerly The Bank of New York,

Successor to United States Trust Company Of New York),
as Trustee.

__________________________________________________

[ ] Supplemental Indenture

Dated as of [ ], 20[ ]

TO

MORTGAGE AND DEED OF TRUST

Dated as of June 15, 1977.

__________________________________________________

First Mortgage Bonds, [ ]% Series due 20[ ]

__________________________________________________

Prepared by:

Morgan, Lewis & Bockius LLP
101 Park Avenue
New York, New York 10178
(212) 309-6000

[ ] SUPPLEMENTAL INDENTURE, dated as of the [ ] day of [ ], 20[ ], made and entered into by and between SYSTEM ENERGY RESOURCES, INC., a corporation of the State of Arkansas, whose post office address is Echelon One, 1340 Echelon Parkway, Jackson, Mississippi 39213 (hereinafter sometimes called the "Company"), and THE BANK OF NEW YORK MELLON (formerly The Bank of New York, successor to United States Trust Company of New York), a corporation of the State of New York, whose Corporate Trust Department post office address is 101 Barclay Street, 8W, New York, New York 10286 (hereinafter sometimes called the "Corporate Trustee"), as Trustee under the Mortgage and Deed of Trust, dated as of June 15, 1977 (herein sometimes called the "Original Indenture"), executed and delivered by the Company to the Corporate Trustee and Douglas J. MacInnes (successor to Gerard F. Ganey and Malcolm J. Hood) (the "Co-Trustee"), now resigned, and together with the Corporate Trustee, sometimes called the "Trustees" or individually sometimes called a "Trustee");

WHEREAS, the Original Indenture (herein with all indentures supplemental thereto called the "Indenture") provides for the issuance of bonds in one or more series (hereinafter called the "bonds"); and

WHEREAS, the Indenture provides that the Company and the Trustee may enter into indentures supplemental thereto for the purpose, among others, of setting forth the terms and provisions of each series of bonds from time to time issued; and

WHEREAS, the Company executed and delivered to the Trustees, as supplements to the Original Indenture, the following supplemental indentures:

Designation	Dated as of
First Supplemental Indenture	June 15, 1977
Second Supplemental Indenture	January 1, 1980
Third Supplemental Indenture	June 15, 1981
Fourth Supplemental Indenture	June 1, 1984
Fifth Supplemental Indenture	December 1, 1984
Sixth Supplemental Indenture	May 1, 1985
Seventh Supplemental Indenture	June 15, 1985
Eighth Supplemental Indenture	May 1, 1986
Ninth Supplemental Indenture	May 1, 1986
Tenth Supplemental Indenture	September 1, 1986
Eleventh Supplemental Indenture	September 1, 1986
Twelfth Supplemental Indenture	September 1, 1986
Thirteenth Supplemental Indenture	November 15, 1987
Fourteenth Supplemental Indenture	December 1, 1987
Fifteenth Supplemental Indenture	July 1, 1992
Sixteenth Supplemental Indenture	October 1, 1992
Seventeenth Supplemental Indenture	October 1, 1992
Eighteenth Supplemental Indenture	April 1, 1993
Nineteenth Supplemental Indenture	April 1, 1994
Twentieth Supplemental Indenture	August 1, 1996
Twenty-first Supplemental Indenture	August 1, 1996
Twenty-second Supplemental Indenture	September 1, 2002
Twenty-third Supplemental Indenture	September 1, 2007

which supplemental indentures (hereinafter called the "First Supplemental Indenture", "Second Supplemental Indenture", "Third Supplemental Indenture", "Fourth Supplemental Indenture", "Fifth Supplemental Indenture", "Sixth Supplemental Indenture", "Seventh Supplemental Indenture", "Eighth Supplemental Indenture", "Ninth Supplemental Indenture", "Tenth Supplemental Indenture", "Eleventh Supplemental Indenture", "Twelfth Supplemental Indenture", "Thirteenth Supplemental Indenture", "Fourteenth Supplemental Indenture", "Fifteenth Supplemental Indenture", "Sixteenth Supplemental Indenture", "Seventeenth Supplemental Indenture", "Eighteenth Supplemental Indenture", "Nineteenth Supplemental Indenture", "Twentieth Supplemental Indenture", "Twenty-first Supplemental Indenture", Twenty-second Supplemental Indenture" and "Twenty-third Supplemental Indenture", respectively) were filed and recorded in the real estate records of the office of the Chancery Clerk of Claiborne County in the State of Mississippi, filed in the Uniform Commercial Code records of the offices of the Secretary of the State of the State of Mississippi and the Secretary of State of the State of Arkansas and filed in the Uniform Commercial Code records of the offices of the Chancery Clerks of Claiborne County, Warren County and Hinds County (First Judicial District) in the State of Mississippi; except, as a result of revisions to Mississippi's Uniform Commercial Code, the Twenty-second and Twenty-third Supplemental Indentures were filed as fixture filings in the real estate records of the office of the Chancery Clerk of Claiborne County in the State of Mississippi and not in the Uniform Commercial Code records of the offices of the Chancery Clerks of Claiborne County, Warren County or Hinds County (First Judicial District) in the State of Mississippi; and

WHEREAS, effective as of the close of business on September 17, 1986, Malcolm J. Hood resigned as Co-Trustee under the Indenture, and the Company, in accordance with the terms of the Indenture, appointed Gerard F. Ganey as successor Co-Trustee and effective as of the close of business on September 17, 1986, Gerard F. Ganey accepted such appointment; and

WHEREAS, effective as of the close of business on June 26, 2001, United States Trust Company of New York resigned as Corporate Trustee under the Indenture, and the Company, in accordance with the terms of the Indenture, appointed The Bank of New York as successor Corporate Trustee and by an Acceptance of Appointment as Corporate Trustee, effective June 26, 2001, The Bank of New York accepted such appointment; and

WHEREAS, effective as of the close of business on June 26, 2001, Gerard F. Ganey resigned as Co-Trustee under the Indenture, and the Company, in accordance with the terms of the Indenture, appointed Douglas J. MacInnes as successor Co-Trustee and by an Acceptance of Appointment as Co-Trustee, effective June 26, 2001, Douglas J. MacInnes accepted such appointment; and

WHEREAS, effective as of the close of business on October 1, 2007, Douglas J. MacInnes resigned as Co-Trustee under the Indenture, and in accordance with the terms of the Indenture, no successor Co-Trustee was appointed. The Corporate Trustee shall not be required to appoint a successor to the Co-Trustee unless and until the Corporate Trustee or the Company determines that it is necessary to do so. All references in the Indenture, as amended and supplemented by this Supplemental Indenture, to "Trustees" shall be construed to be references solely to the Corporate Trustee unless and until such time as a successor to the Co-Trustee shall be appointed; and

WHEREAS, effective July 1, 2008, The Bank of New York changed its name to The Bank of New York Mellon; and

WHEREAS, the Company has heretofore issued, in accordance with the provisions of the Indenture, the following series of First Mortgage Bonds:

Series	Principal Amount Issued	Principal Amount Outstanding at the Date of the Initial Issue of the [ ] Series
9.25% Series due 1989	$ 400,000,000	None
12.50% Series due 2000	$ 98,500,000	None
16% Series due 2000	$ 300,000,000	None
15 3/8% Series due 2000	$ 100,000,000	None
Pollution Control Series A	$ 47,208,334	None
Pollution Control Series B	$ 95,643,750	None
11% Series due 2000	$ 300,000,000	None
9 7/8% Series due 1991	$ 300,000,000	None
10 1/2% Series due 1996	$ 250,000,000	None
11 3/8% Series due 2016	$ 200,000,000	None
14% Series due 1994	$ 200,000,000	None
14.34% Series due 1992	$ 100,000,000	None
8.40% Series due 2002	$ 45,000,000	None
6.12% Series due 1995	$ 105,000,000	None
8.25% Series due 2002	$ 70,000,000	None
6% Series due 1998	$ 60,000,000	None
7 5/8% Series due 1999	$ 60,000,000	None
7.28% Series due 1999	$ 100,000,000	None
7.71% Series due 2001	$ 135,000,000	None
4 7/8% Series due 2007	$ 70,000,000	None
6.20% Series due 2012	$ 70,000,000	$70,000,000

which bonds are also sometimes called bonds of the First through Twenty-first Series; and

WHEREAS, the Company has determined to create a new series of bonds, and all things necessary to make this Supplemental Indenture a valid, binding and legal instrument supplemental to the Indenture have been performed, and the issuance of said series of bonds, subject to the terms of the Indenture, has been in all respects duly authorized;

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH: that in order to set forth the terms and provisions of said series of bonds and in consideration of the premises and of the purchase and acceptance of said bonds by the holders thereof, and in consideration of the sum of One Dollar by the Trustees to the Company paid, receipt whereof is hereby acknowledged, the Company hereby agrees and provides, for the equal and proportionate benefit of the respective holders from time to time of such bonds, as follows:

  DEFINITIONS AND RULES OF CONSTRUCTION

    Terms from the Indenture. The terms used in this Supplemental Indenture which are defined in the Original Indenture, unless otherwise specified herein, are used herein with the same meanings as in the Original Indenture. None of the definitions or rules of construction contained in the First through Twenty-third Supplemental Indentures shall apply or be used in this Supplemental Indenture (except to the extent that such definitions or rules of construction are repeated verbatim herein).

    Definitions of New Terms. The following terms shall have the following meanings in this Supplemental Indenture (regardless of any definition of any such terms in the First through Twenty-third Supplemental Indentures):

    Abandonment shall mean (i) the good faith decision by the Company to abandon any material portion of the Grand Gulf Project as evidenced by a Resolution of the Board of Directors of the Company followed by a cessation of all operations (other than preservative maintenance) of such material portion for a period of ninety (90) days, certified to in an Officers' Certificate or (ii) the destruction of all or substantially all of the Grand Gulf Project, certified to in an Officers' Certificate.

    Availability Agreement shall mean the Availability Agreement, dated as of June 21, 1974, as amended and as may be further amended from time to time, among the Company, Entergy Arkansas, Entergy Louisiana, Entergy Mississippi and Entergy New Orleans.

    Basic Agreements shall mean the Availability Agreement, the Capital Funds Agreement, the Sales Agreement, the System Agreement, the [ ] Supplementary Capital Funds Agreement and the [ ] Assignment of Availability Agreement.

    Business Day shall mean any day other than a Saturday or a Sunday or a day on which banking institutions in The City of New York, New York are authorized or required by law or executive order to remain closed or a day on which the Corporate Trust Office of the Corporate Trustee is closed for business.

    Capital Funds Agreement shall mean the Capital Funds Agreement, dated as of June 21, 1974, as amended and as may be further amended from time to time, between Entergy and the Company.

    Defeasance Trustee shall mean the Corporate Trustee if it, at its option, elects to serve as a Defeasance Trustee or any other bank or trust company having its principal office and place of business in the Borough of Manhattan, The City of New York, and which shall at all times (after the deposit of moneys or obligations pursuant to Section 8.01 hereof) be a corporation organized and doing business under the laws of the United States or of any State or Territory or of the District of Columbia, with a combined capital and surplus of at least One Hundred Million Dollars ($100,000,000), and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority.

    Entergy shall mean Entergy Corporation, a Delaware corporation (successor to Entergy Corporation, a Florida corporation).

    Entergy Arkansas shall mean Entergy Arkansas, Inc., formerly Arkansas Power & Light Company, an Arkansas corporation.

    Entergy Louisiana shall mean Entergy Louisiana, LLC, a Texas limited liability company, formerly Entergy Louisiana, Inc. and Louisiana Power & Light Company, in each case, a Louisiana corporation.

    Entergy Mississippi shall mean Entergy Mississippi, Inc., formerly Mississippi Power & Light Company, a Mississippi corporation.

    Entergy New Orleans shall mean Entergy New Orleans, Inc., formerly New Orleans Public Service Inc., a Louisiana corporation.

    First Unit of the Grand Gulf Project shall mean unit 1 of the Grand Gulf Project, which was placed in commercial operation on July 1, 1985.

    Sales Agreement shall mean the Sales Agreement, dated as of June 21, 1974, between Entergy Mississippi and the Company.

    Services shall mean Entergy Services, Inc., a Delaware corporation.

    Special Industrial Development Revenue Bonds shall mean indebtedness represented by securities, the interest payments to the holders of which are exempt, in the opinion of bond counsel for any such securities, from federal income taxation under Internal Revenue Code Section 103(c)(4) (or a similar provision of such Code hereinafter enacted), issued by any governmental authority to provide funds for pollution control facilities for the Grand Gulf Project, the principal of and interest on which are to be payable solely from funds provided by the Company to such governmental authority by lease payments, conditional sale payments, or payments pursuant to the provisions of contractual obligations (including bonds) or otherwise.

    System Agreement shall mean the Agreement, dated April 23, 1982 and effective January 1, 1983, as amended, and as it may be amended from time to time, among Entergy Arkansas, Entergy Louisiana, Entergy Mississippi and Entergy New Orleans, relating to the sharing of generating capacity and other power resources.

    System Companies shall mean Entergy Arkansas, Entergy Louisiana, Entergy Mississippi, Entergy New Orleans and any other operating subsidiary company of Entergy other than the Company which shall become a party to the System Agreement.

    [ ] Assignment of Availability Agreement shall mean the [ ] Assignment of Availability Agreement, Consent and Agreement, dated as of [ ], 20[ ], among the Company, Entergy Arkansas, Entergy Louisiana, Entergy Mississippi, Entergy New Orleans and the Corporate Trustee.

    [ ] Supplementary Capital Funds Agreement shall mean the [ ] Supplementary Capital Funds Agreement and Assignment, dated as of [ ], 20[ ], among Entergy, the Company and the Corporate Trustee.

    Twenty-first Series shall have the meaning set forth in Section 2.01 of the Twenty-third Supplemental Indenture.

    Rules of Construction. All references to any agreement refer to such agreement as modified, varied or amended from time to time by the parties thereto (including any permitted successors or assigns) in accordance with its terms.

  THE [ ] SERIES

    Bonds of the [ ] Series. There shall be a series of bonds issued pursuant to the Indenture designated "[ ]% Series due 20[ ]" (herein sometimes referred to as the "[ ] Series"). Each such bond shall also bear the descriptive title First Mortgage Bond, and the form thereof shall be substantially as set forth in Annex A hereto. Bonds of the [ ] Series shall mature on [ ], 20[ ], and shall be issued as fully registered bonds in denominations of $1,000 and, at the option of the Company, in any multiple or multiples of $1,000 (the exercise of such option to be evidenced by the execution and delivery thereof); they shall bear interest at the rate of [ ]% per annum, until the principal of any such bond shall have become due and payable, and shall thereafter bear interest on any overdue principal, on any overdue premium and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the rate of [ ]% per annum, the first interest payment to be made [ ], 20[ ], for the period from [ ], 20[ ] to [ ], 20[ ], with subsequent interest payments to be made semiannually on [ ] and [ ] of each year; the principal of, premium, if any, and interest on each said bond to be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts.

    Interest on the bonds of the [ ] Series shall be computed on the basis of a 360-day year consisting of twelve 30-day months. In any case where any Interest Payment Date, redemption date or maturity of any bond of the [ ] Series shall not be a Business Day, then payment of interest or principal and premium, if any, need not be made on such date, but may be made on the next succeeding Business Day, with the same force and effect, and in the same amount, as if made on the corresponding interest payment date or redemption date, or at maturity, as the case may be, and, if such payment is made or duly provided for on such Business Day, no interest shall accrue on the amount so payable for the period from and after such interest payment date, redemption date or maturity, as the case may be, to such Business Day.

      The bonds of the [ ] Series shall [not] be redeemable at the option of the Company[, in whole or in part, at any time prior to maturity, upon notice mailed to each registered owner at his last address appearing on the registry books not less than 30 days nor more than 60 days prior to the date fixed for redemption] [redemption terms to be determined at pricing].

      In case of the redemption of only a part of the bonds of the [ ] Series, the particular bonds to be redeemed shall be selected by the Corporate Trustee from the Outstanding bonds of such series which have not previously been called for redemption, by such method as the Corporate Trustee shall deem fair and appropriate.

      At the option of the registered owner, any bonds of the [ ] Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, shall be exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.

  Bonds of the [ ] Series shall be transferable, upon the surrender thereof for cancellation, together with a written instrument of transfer in form approved by the registrar duly executed by the registered owner or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York.

  Upon any exchange or transfer of bonds of the [ ] Series, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge, as provided in the Indenture, but the Company hereby waives any right to make a charge in addition thereto for any exchange or transfer of bonds of the [ ] Series.

  ADDITIONAL BOND PROVISIONS

    Limit on Aggregate Amount. Bonds of the [ ] Series shall be limited to [ ] Dollars ($[ ]) in aggregate principal amount at any one time Outstanding, except as provided in Section 2.09 of the Original Indenture.

    Dating of Bonds and Interest Payments. Bonds of the [ ] Series shall be dated as provided in Section 2.03 of the Original Indenture and bear interest from [ ], 20[ ], provided that if any bond of the [ ] Series shall be authenticated and delivered upon a transfer of, or in exchange for or in lieu of, any other bond or bonds of the [ ] Series, it shall be dated so that such bond shall bear interest from the last preceding date to which interest shall have been paid on the bond or bonds in respect of which such bond shall have been delivered.

Notwithstanding the foregoing, so long as all of the bonds of the [ ] Series are held by The Depository Trust Company or its nominee, or a successor thereof, the person in whose name any bond of the [ ] Series is registered at the close of business on the Business Day immediately preceding an interest payment date ("record date for the [ ] Series") shall be entitled to receive the interest payable on the interest payment date (except that in case of any redemption of bonds as provided for herein on a date subsequent to the record date for the [ ] Series and prior to such interest payment date, interest on such redeemed bonds shall be payable only to the date fixed for redemption thereof and only against surrender of such bonds for redemption in accordance with the notice of such redemption) notwithstanding the cancellation of such bond upon any transfer or exchange thereof subsequent to the record date for the [ ] Series and prior to such interest payment date, except if, and to the extent that, the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the persons in whose names Outstanding bonds of the [ ] Series are registered at the close of business on the Business Day immediately preceding the date of payment of such defaulted interest. If the bonds of the [ ] Series cease to be held by The Depository Trust Company or its nominee, or a successor thereof, the term "record date for the [ ] Series" as used with respect to any interest payment date shall mean [ ] for interest payable [ ] and shall mean [ ] for interest payable [ ]. Any bond of the [ ] Series issued upon any transfer or exchange subsequent to the record date for the [ ] Series for any interest payment date and prior to such interest payment date shall bear interest from such interest payment date.

  ADDITIONAL COVENANTS

    [Disposition of Property. Notwithstanding the provisions of Sections 11.01 through 11.07, inclusive, of the Original Indenture, the Company covenants that if it sells, assigns, transfers or otherwise disposes of all or any part of the Mortgaged and Pledged Property and the Company fails to file with the Corporate Trustee within thirty (30) days thereafter an Officers' Certificate to the effect that such disposition would not materially impair the continuing electrical generation operations of the First Unit of the Grand Gulf Project allocable to the Company, the Company will give prompt notice to the Corporate Trustee and to the registered holders of bonds of the [ ] Series, and within sixty (60) days of such disposition of the Mortgaged and Pledged Property it will redeem all of the bonds of the [ ] Series then Outstanding at the redemption price set forth in Section 2.01(a) hereof; provided, however, that no such Officers' Certificate will be required to be filed if the sale, assignment, transfer or other disposition of such Mortgaged and Pledged Property does not adversely affect such continuing electrical generation operations. Notwithstanding the above, the Company is not required to redeem bonds of the [ ] Series as a result of the following transactions so long as such transactions are in compliance with Sections 11.01 through 11.07, inclusive, of the Original Indenture:

      transactions contemplated by and permitted under the provisions of Article XVI of the Original Indenture (subject to the provisions of Section 4.04 of the Fifth Supplemental Indenture);

      sales, assignments, transfers or other disposition of an undivided interest in the Grand Gulf Project, if such transactions are for the purpose of complying with an order or orders of a governmental body having jurisdiction in the premises or for the purpose of complying with the conditions of any construction permits issued to the Company by the Nuclear Regulatory Commission (or any successor); provided, however, that (i) any cash proceeds paid to and received by the Company (other than in connection with a transaction involving assumption of construction costs) shall be deposited with the Corporate Trustee, to be held by it under the conditions set forth in Section 11.05 of the Original Indenture, (ii) payment for any such transaction shall be in cash or its equivalent paid to the Company, or by assumption of construction costs and (iii) any co-owner or co-owners of the Grand Gulf Project shall have waived any right it or they might have had to require any partition or division of the Grand Gulf Project during the useful life of the Grand Gulf Project and shall have entered into an agreement with the Company for the joint operation of the Grand Gulf Project specifying, among other things, that it or they will share responsibility for the operating costs of the Grand Gulf Project and that the Company shall remain responsible for the operation of the Grand Gulf Project; and provided further that the conditions specified in (iii) above shall be deemed modified by any contrary requirements of the Nuclear Regulatory Commission (or any successor agency). Upon any such operating agreement becoming fully effective and binding, the rights of the Company thereunder shall be immediately pledged as security under the Indenture, and an Opinion of Counsel shall be delivered to the Trustees that it is duly authorized, valid, binding and enforceable and has been effectively pledged. The rights of the Company under any such operating agreement shall remain pledged as security under the Indenture only for so long as bonds of the [ ] Series shall remain Outstanding. The Company shall be entitled to enter into modifications, amendments and supplements to and replacements of any agreement embodying the obligations of the Company set forth in this Section 4.01(b) without the consent of the holders of the [ ] Series bonds or the Trustees; provided, however, that, prior to the execution and delivery of any such modification, amendment, supplement or replacement, the Company shall furnish to the Corporate Trustee an Opinion of Counsel to the effect that the execution, delivery and performance by the Company of such modification, amendment, supplement or replacement will not adversely affect the rights of the holders of the [ ] Series bonds set forth in this Section 4.01(b);

      leases (including without limitation any sale and leaseback by the Company or any Subsidiary of the Company) of Nuclear Fuel;

      leases (including without limitation any sale and leaseback by the Company or such Subsidiary) incurred in connection with Special Industrial Development Revenue Bonds; and

      leases (including without limitation any sale and leaseback by the Company or such Subsidiary) of construction equipment to be used during the construction phase of the Grand Gulf Project, office space and transportation, data processing and/or communications equipment.

    Nothing in this Section shall limit releases of property in the ordinary course of business otherwise permitted by this Supplemental Indenture and the provisions of Sections 11.01 through 11.07 inclusive, of the Original Indenture, particularly retirements for maintenance, repairs and reconstruction purposes.]

    Security Interests in Certain Agreements. The Company covenants that it will not transfer, pledge, assign or grant a security interest in any of its right, title and interest in, to or under (including its right to any moneys due or to become due under) any of the Basic Agreements[, except to the extent expressly permitted pursuant to or recognized by the terms of the [ ] Supplementary Capital Funds Agreement and the [ ] Assignment of Availability Agreement].

    [Capital Funds and Availability Agreements. The Company will (i) duly perform all obligations to be performed by it under the Capital Funds Agreement, the [ ] Supplementary Capital Funds Agreement, the Availability Agreement and the [ ] Assignment of Availability Agreement, (ii) promptly take any and all action (including, without limitation, obtaining all orders, consents, permits, licenses and approvals, and making all registrations, declarations and filings) as may be necessary to enforce its rights under the Capital Funds Agreement, the [ ] Supplementary Capital Funds Agreement, the Availability Agreement or the [ ] Assignment of Availability Agreement and to enforce or secure the performance by the other parties thereto of their respective obligations thereunder, and (iii) use its best efforts to obtain all orders, consents, permits, licenses and approvals, and make all registrations, declarations and filings, necessary to keep the Capital Funds Agreement, the [ ] Supplementary Capital Funds Agreement, the Availability Agreement and the [ ] Assignment of Availability Agreement in full force and effect. In the event of any material nonperformance by any party under the Capital Funds Agreement, the [ ] Supplementary Capital Funds Agreement, the Availability Agreement or the [ ] Assignment of Availability Agreement, the Company agrees that it will (i) duly perform all obligations to be performed by it under any other agreement for the sale of capacity and/or energy from the Grand Gulf Project, (ii) promptly take any and all action (including, without limitation, obtaining all orders, consents, permits, licenses and approvals, and making all registrations, declarations and filings) as may be necessary to enforce its rights under any other agreement for the sale of capacity and/or energy from the Grand Gulf Project and to enforce or secure the performance by the other parties thereto of their respective obligations thereunder, and (iii) use its best efforts to obtain all orders, consents, permits, licenses and approvals, and make all registrations, declarations and filings necessary to maintain any other agreement for the sale of capacity and/or energy from the Grand Gulf Project in full force and effect.]

  PROVISIONS FOR RETIREMENT OF BONDS

    Redemption Upon Condemnation or Abandonment. If there should be a condemnation or Abandonment of all or substantially all of the Grand Gulf Project, the Company covenants that it will give prompt notice to the Trustees and to the registered holders of bonds of the [ ] Series and that within sixty (60) days after a final order of such condemnation or within sixty (60) days after the Abandonment, it will redeem all of the bonds of the [ ] Series then Outstanding at the redemption price set forth in Section 2.01(a) hereof.

  ADDITIONAL DEFAULTS

    Additional Defaults so long as [ ] Series Bonds Outstanding. The following events shall be additional Defaults so long as the [ ] Series bonds are Outstanding:

        [Entergy shall fail to supply or to cause to be supplied to the Company or the Trustees, as the case may be, any amount of capital, or any additional amount of capital, which Entergy shall be obligated to supply to the Company pursuant to the [ ] Supplementary Capital Funds Agreement within thirty (30) days after the date when Entergy shall be obligated to supply such capital, or to cause such capital to be supplied, to the Company;

        Default by Entergy or the Company in the observance or performance of any other covenant or agreement contained in the [ ] Supplementary Capital Funds Agreement, and the continuance of the same unremedied for a period of thirty (30) days after written notice thereof, stating it is a notice of Default hereunder, shall have been given to the Company by the Corporate Trustee or the holders of at least fifteen per centum (15%) in principal amount of the bonds of the [ ] Series then Outstanding;

        Any System Company shall fail to pay or advance to the Company or the Trustees, as the case may be, any amount which such System Company shall be obligated to pay or advance to the Company pursuant to the Availability Agreement and the [ ] Assignment of Availability Agreement or the System Agreement (or would be obligated to pay or advance under such agreements but for (i) the provisions of Section 7 of the Availability Agreement or the equivalent provision of any agreement substituted therefor, (ii) the bankruptcy or reorganization of any System Company or the pendency of proceedings therefor, (iii) the condemnation or seizure of control of all or substantially all of the properties of any System Company by a governmental authority or (iv) the occurrence of an event described in clause (i) or (ii) of paragraph (5) hereof) within thirty (30) days after the date when such System Company shall be obligated to pay or advance such amount (or would be obligated to pay but for the events described in (i) through (iv) of this subsection) or any of the parties thereto shall default in the performance of its obligations contained in the first sentence of Section 4 of the Availability Agreement (it being understood that if the entire amount of such obligatory payment is deposited with the Corporate Trustee before the expiration of such period of thirty (30) days, such Default shall no longer be considered to be continuing under this Supplemental Indenture);

        Default by any System Company or the Company in the observance or performance of any other covenant or agreement contained in the Availability Agreement or the [ ] Assignment of Availability Agreement, and the continuance of the same unremedied for a period of thirty (30) days after written notice thereof, stating it is a notice of Default hereunder, shall have been given to the Company by the Corporate Trustee or the holders of at least fifteen per centum (15%) in principal amount of the [ ] Series bonds then Outstanding;

        The [ ] Supplementary Capital Funds Agreement, the Availability Agreement or the [ ] Assignment of Availability Agreement shall, pursuant to a final binding judgment or order as to which no further appeals are available, at any time for any reason (i) cease to be in full force and effect or (ii) shall be declared to be null and void, or the validity or enforceability thereof shall be contested by any System Company, the Company or Entergy or any System Company, the Company or Entergy shall deny that it has any or further liability thereunder; unless (A) within forty-five (45) days after the occurrence of any such event any System Company, the Company or Entergy, as the case may be, shall have entered into a substitute Agreement and furnished the Corporate Trustee an Officers' Certificate, confirmed by an opinion of an investment banking firm appointed by the Board of Directors of the Company and approved by the Corporate Trustee in the exercise of reasonable care, to the effect that in the opinion of the signers, the substitute Agreement offers (subject to obtaining necessary regulatory approval, if any) equivalent security to the bonds of the [ ] Series, and (B) within one hundred and eighty (180) days after the occurrence of such event any System Company, the Company or Entergy, as the case may be, shall have obtained all necessary regulatory approvals for the performance of such substitute agreement and shall have provided to the Corporate Trustee an Opinion of Counsel to such effect and to the effect that such substitute agreement is valid, binding and enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws affecting enforcement of creditors' rights;

        Entergy shall in any manner sell, assign, transfer, dispose of, mortgage, pledge, encumber or otherwise create a security interest in any shares of common stock of the Company or any of Entergy Arkansas, Entergy Louisiana, Entergy Mississippi or Entergy New Orleans, provided, however, that nothing herein contained shall prohibit (i) the issuance of directors' qualifying shares or the satisfaction of similar legal requirements or (ii) the disposition of the gas properties directly or indirectly owned by Entergy Arkansas or Entergy New Orleans or (iii) any merger or consolidation permitted under Section 4.04 of the Fifth Supplemental Indenture or (iv) any covenant by Entergy substantially to the effect that it will not sell, assign, transfer, dispose of, mortgage, pledge, encumber or otherwise create a security interest in any shares of common stock of the Company or any of the System Companies; or]

        The expiration of a period of ninety (90) days after the mailing by the Corporate Trustee to the Company of a written demand (citing this provision), or by the holders of fifteen per centum (15%) in principal amount of the bonds at the time Outstanding hereunder (determined as provided in Section 13.07 of the Original Indenture) to the Company and to the Corporate Trustee of a written demand, that the Company perform a specified covenant or agreement contained in the Original Indenture or herein, which specified covenant or agreement the Company shall have failed to perform prior to such mailing, unless the Company during such period shall have performed such specified covenant or agreement. The Corporate Trustee may, and, if requested in writing to do so by the holders of a majority in principal amount of the bonds then Outstanding, shall, make such demand.

  ADDITIONAL SECURITY FOR [ ] SERIES BONDS

    [Additional Security.  In addition to the security provided under the Indenture, the [ ] Assignment of Availability Agreement and the [ ] Supplementary Capital Funds Agreement and all proceeds therefrom, shall be for the sole and exclusive benefit of the holders of the bonds of the [ ] Series then Outstanding, and any enforcement thereof or remedy related thereto shall be for the benefit of and subject to the direction and control of such holders in the same manner as any remedy or means of enforcement relating to the Mortgaged and Pledged Property are within the direction and control of the holders of the bonds of the [ ] Series, and any proceeds therefrom shall be applied for the exclusive benefit of the holders of the bonds of the [ ] Series in the same manner as set forth in Section 13.12 (Second) of the Original Indenture.]

  DEFEASANCE

    Defeasance. In addition to the provisions of Section 18.01 of the Original Indenture, the bonds of the [ ] Series and interest obligations for the payment of which and bonds of the [ ] Series for the redemption of which either (i) moneys in the necessary amount or (ii) obligations of the United States of America which shall not contain provisions permitting the redemption thereof at the option of the issuer, the principal of and the interest on which when due, and without any regard to reinvestment thereof, will, in the opinion of an independent accountant, provide moneys which, together with the moneys, if any, deposited with or held by the Defeasance Trustee, shall be sufficient to pay when due the principal of, premium, if any, on and interest due and to become due on said bonds of the [ ] Series, or portions thereof on the redemption date or maturity date thereof, as the case may be, shall have been deposited with the Defeasance Trustee, with irrevocable direction so to apply the same, subject to the provisions of Section 20.03 of the Original Indenture (with or without any additional right given to the holders to surrender their bonds or obtain therefrom payment therefor prior to the redemption date) shall for all purposes under the Indenture including satisfying the Lien of the Indenture be deemed to have been paid; provided that in case of redemption the notice requisite to the validity of such redemption shall have been given or arrangements shall have been made insuring to the satisfaction of the Corporate Trustee that the same will be given.

  AMENDMENTS

    [Termination of Availability Agreement and Capital Funds Agreement. Upon the termination of the Availability Agreement as contemplated by Section 10.05 hereof, this Supplemental Indenture shall be automatically amended, without any further action by the Company, the Trustee or the holders of the bonds of the [ ] Series, to delete Section 6.01(4) hereof and all references to the Availability Agreement and the [ ] Assignment of Availability Agreement in Sections 1.02, 4.02, 4.03, 6.01(3), 6.01(5), and 7.01 hereof. Upon the termination of the Capital Funds Agreement as contemplated by Section 10.05 hereof, this Supplemental Indenture shall be automatically amended, without any further action by the Company, the Trustees or the holders of the bonds of the [ ] Series, to delete Sections 6.01(1) and 6.01(2) hereof and all references to the Capital Funds Agreement and the [ ] Supplementary Capital Funds Agreement in Sections 1.02, 4.02, 6.01(5) and 7.01 hereof. In the case that both the Availability Agreement and the Capital Funds Agreement shall have been terminated as contemplated by Section 10.05 hereof, this Supplemental Indenture shall be automatically amended, without further action by the Company, the Trustee or the holders of the bonds of the [ ] Series, to delete Sections 4.03, 6.01(1), (2), (4) and (5), and 7.01 hereof and all references to the Availability Agreement, the [ ] Assignment of Availability Agreement, the Capital Funds Agreement and the [ ] Supplementary Capital Funds Agreement in this Supplemental Indenture. The Company shall provide the Corporate Trustee with prompt written notice of any such termination, and the Corporate Trustee shall, at the request of the Company, execute such instruments as may be reasonably required or desirable to evidence such amendments.]

  MISCELLANEOUS PROVISIONS

    Record Date. The holders of the bonds of the [ ] Series shall be deemed to have consented and agreed that the Company may, but shall not be obligated to, fix a record date for the purpose of determining the holders of the bonds of the [ ] Series entitled to consent, if any such consent is required, to any amendment or supplement to the Indenture or the waiver of any provision thereof or any act to be performed thereunder. If a record date is fixed, those persons who were holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

    Titles. The titles of the several Articles and Sections of this Supplemental Indenture and the table of contents shall not be deemed to be any part thereof.

    Counterparts. This Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

    Waivers and Amendments. Any provision of this Supplemental Indenture may be waived or amended with the written consent (in any number of instruments of similar tenor executed by the holders of the bonds of the [ ] Series or by their attorneys appointed in writing) of the holders of a majority or more in aggregate principal amount of the bonds of the [ ] Series then Outstanding, and no consent for any such waiver or amendment shall be required by holders of bonds other than the bonds of the [ ] Series; provided, however, that without the consent of the holder of a bond of the [ ] Series, no such waiver or amendment shall (1) impair or affect the right of such holder to receive payment of the principal of (and premium, if any) and interest (at the rates stipulated therein) on such bond, on or after the respective due dates expressed in such bond, or to institute suit for the enforcement of any such payment on or after such respective dates, or (2) permit the creation of any lien ranking prior to, or on a parity with, the Lien of the Indenture with respect to any of the Mortgaged and Pledged Property, or (3) permit the deprivation of any non-assenting holder of a bond of the [ ] Series of a lien upon the Mortgaged and Pledged Property for the security of his bonds, or (4) permit the reduction of the percentage required by the provisions of this Section for the taking of any action under this Section with respect to any bonds of the [ ] Series then Outstanding.

    [Preconsent to Termination of Availability Agreement, [ ] Assignment of Availability Agreement, Capital Funds Agreement and [ ] Supplementary Capital Funds Agreement.  The Company reserves the right to terminate the Availability Agreement, the [ ] Assignment of Availability Agreement, the Capital Funds Agreement and the [ ] Supplementary Capital Funds Agreement, and each holder of the bonds of the [ ] Series hereby consents to such termination without any other further action by any holder of the bonds of the [ ] Series, upon delivery to the Corporate Trustee of an Officers' Certificate stating the following:

      the Company's First Mortgage Bonds have been rated A3, A-, or A- or better (or the equivalent thereof), by each of Moody's, Standard & Poor's, and Fitch, respectively, or their successors, for at least the 6 consecutive months preceding the date of such Officers' Certificate; and

          The Company has obtained written confirmation from each of Moody's, Standard & Poor's, and Fitch, or their successors, stating that as of the date of such Officers' Certificate and taking into account the concurrent termination of the Availability Agreement, the [ ] Assignment of Availability Agreement, the Capital Funds Agreement and the [ ] Supplementary Capital Funds Agreement that the ratings of the Company's First Mortgage Bonds rated by such agency is not less than A3, A-, or A- (or the equivalent thereof), respectively, but written confirmation shall not be required from any such rating agency (or any successor) which at the date of such Officers' Certificate is either no longer in business or has unilaterally determined not to rate the Company's First Mortgage Bonds; or

      With respect to each series of bonds established prior to June 1, 1992, either (i) no bonds of such series remain Outstanding or (ii) the requisite number of the bonds of such series have consented to the termination of the Availability Agreement, the Assignments thereof, the Capital Funds Agreement and the Supplements thereto.

The Availability Agreement, the Assignments thereof, the Capital Funds Agreement and the Supplements thereto, are similarly terminated as they relate to all other outstanding series of bonds and all other indebtedness of the Company or no longer apply or do not apply to any other such series of bonds or indebtedness.]

IN WITNESS WHEREOF, SYSTEM ENERGY RESOURCES, INC. has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its President or one of its Vice Presidents or its Treasurer, and its corporate seal to be attested by its Secretary, Assistant Secretary or Assistant Treasurer for and in its behalf, and The Bank of New York Mellon, in token of its acceptance of the trust hereby created, has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents or by one of its Assistant Vice Presidents and its corporate seal to be attested by one of its Assistant Secretaries or one of its Assistant Vice Presidents, all as of the [ ] day of [ ], 20[ ].

SYSTEM ENERGY RESOURCES, INC.

By: &#
Name:
Title:

Attest:

&#

Name:
Title:

Executed, sealed and delivered by System Energy Resources, Inc. in the presence of:

&#

THE BANK OF NEW YORK MELLON

By: &
Name:
Title:

Attest:

&#

Name:
Title:

Executed, sealed and delivered by The Bank of New York Mellon in the presence of:

&#

STATE OF LOUISIANA )
&#                                         ) .ss:
PARISH OF ORLEANS  )

On this [    ] day of [               ], [    ], before me, [             ], a Notary Public duly qualified and acting within and for said Parish and State, appeared in person the within named [         ] and [              ] to me personally well known, who stated that they were the [                ] and Treasurer and an [               ], respectively, of SYSTEM ENERGY RESOURCES, INC., an Arkansas corporation, and were duly authorized in their respective capacities to execute the foregoing instrument for and in the name and behalf of said corporation, and further stated and acknowledged that they had so signed, executed and delivered said foregoing instrument for the consideration, uses and purposes therein mentioned and set forth.

On this [    ] day of [            ], [    ] , before me appeared [           ], to me personally known, who, being by me duly sworn, did say that he is the [             ] of SYSTEM ENERGY RESOURCES, INC., and that the seal affixed to the above instrument is the corporate seal of said corporation and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and said [                  ] acknowledged said instrument to be the free act and deed of said corporation.

Personally appeared before me, the undersigned authority in and for the aforesaid Parish and State, on this [    ] day of [               ], [    ], within my jurisdiction, the within named [             ] and [             ], who acknowledged that they are the [               ] and an [          ], respectively, of SYSTEM ENERGY RESOURCES, INC., an Arkansas corporation, and that for and on behalf of said corporation, and as its act and deed, they executed the above and foregoing instrument, after first having been duly authorized by said corporation so to do.

On the [    ] day of [           ], [    ], before me personally came [            ], to me known, who, being by me duly sworn, did depose and say that he is the [           ] of SYSTEM ENERGY RESOURCES, INC., the corporation described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

Given under my hand and seal this [    ] day of [               ], [    ].

&#

Notary Public (ID #            )
Parish of Orleans, State of Louisiana
My Commission is Issued for Life

STATE OF NEW YORK        )
&#                                                ) .ss:
COUNTY OF NEW YORK   )

On this [    ] day of [             ], [    ], before me, [                 ], a Notary Public duly commissioned, qualified and acting within and for said County and State, appeared [              ] and [                 ], to me personally well known, who stated that they were a [           ] and a [            ], respectively, of THE BANK OF NEW YORK MELLON, a corporation, and were duly authorized in their respective capacities to execute the foregoing instrument for and in the name and behalf of said corporation; and further stated and acknowledged that they had so signed, executed and delivered said foregoing instrument for the consideration, uses and purposes therein mentioned and set forth.

On this [    ] day of [            ], [    ], before me appeared [           ], to me personally known, who, being by me duly sworn, did say that he is a [            ] of THE BANK OF NEW YORK MELLON, and that the seal affixed to the above instrument is the corporate seal of said corporation and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Trustees, and said [             ] acknowledged said instrument to be the free act and deed of said corporation.

Personally appeared before me, the undersigned authority in and for the aforesaid County and State, on this [    ] day of [                ], [    ], within my jurisdiction, the within named [                ] and [                ], who acknowledged that they are the [           ] and [            ], respectively of THE BANK OF NEW YORK MELLON, a New York corporation, and that for and on behalf of the said corporation, and as its act and deed, they executed the above and foregoing instrument, after first having been duly authorized by the corporation so to do.

On this [    ] day of [              ], [    ], before me personally came [               ], to me known, who, being by me duly sworn, did depose and say that he is a [    ] of THE BANK OF NEW YORK MELLON, the corporation described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Trustees of said corporation, and that he signed his name thereto by like order.

Given under my hand and seal this [    ] day of [            ]. [    ].

&#
Notary Public, State of New York
No.
Qualified in [        ] County
Commission Expires [        ]

ANNEX A

[FORM OF REGISTERED BOND]

[(See legend at the end of this Bond for
restrictions on transferability and change of form)]

SYSTEM ENERGY RESOURCES, INC.

First Mortgage Bond, [ ]% Series due 20[ ]

Due [ ], 20[ ]

CUSIP [ ]

No. R $

SYSTEM ENERGY RESOURCES, INC., a corporation of the State of Arkansas (hereinafter called the Company), for value received, hereby promises to pay to ______________ or registered assigns, on [ ], 20[ ], at the office or agency of the Company in the Borough of Manhattan, The City of New York, __________________ Million Dollars in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts, and to pay to the registered owner hereof interest thereon from [ ], 20[ ], if the date of this bond is on or prior to [ ], 20[ ], or if the date of this bond is after [ ], 20[ ], from the [ ] or [ ] next preceding the date of this bond, at the rate of [ ]% per annum in like coin or currency at said office or agency on [ ], 20[ ] for the period from [ ], 20[ ] to [ ], 20[ ] and thereafter on [ ] and [ ] in each year, until the principal of this bond shall have become due and payable, and to pay interest on any overdue principal and on any overdue premium and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the rate of [ ]% per annum, provided, that the interest so payable on any [ ] or [ ] will, subject to certain exceptions set out in the [ ] Supplemental Indenture mentioned on the reverse hereof, be paid to the person in whose name this bond (or any bond or bonds previously outstanding in transfer or exchange for which this bond was issued) is registered at the close of business on the Business Day immediately preceding such interest payment date. Interest on this bond shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

This bond shall not become obligatory until The Bank of New York Mellon, the Corporate Trustee under the Indenture (defined on the reverse hereof), or its successor thereunder, shall have signed the form of authentication certificate endorsed hereon.

Capitalized terms used herein and not otherwise defined shall have the meanings given thereto in the Indenture.

THE PROVISIONS OF THIS BOND ARE CONTINUED ON THE REVERSE HEREOF AND SUCH CONTINUED PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

IN WITNESS WHEREOF, SYSTEM ENERGY RESOURCES, INC. has caused this bond to be signed in its corporate name by its President or one of its Vice Presidents by his signature or a facsimile thereof, and its corporate seal to be impressed or imprinted hereon and attested by its Secretary or one of its Assistant Secretaries by his signature or a facsimile thereof, on

SYSTEM ENERGY RESOURCES, INC.

By
[Vice] President

Attest:

[Assistant] Secretary

CORPORATE TRUSTEE'S AUTHENTICATION CERTIFICATE

This bond is one of the bonds of the series herein designated, described or provided for in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON,

As Corporate Trustee

By

Authorized Officer

[FORM OF REGISTERED BOND]
(Reverse)
SYSTEM ENERGY RESOURCES, INC.

First Mortgage Bond, [ ]% Series due 20[ ]

Due [ ], 20[ ]

This bond is one of an issue of bonds of the Company issuable in series and is one of a series known as its First Mortgage Bonds, [ ]% Series due 20[ ], all bonds of all series issued and to be issued under and equally secured (except insofar as any sinking or other fund, established in accordance with the provisions of the Indenture hereinafter mentioned, may afford additional security for the bonds of any particular series and as further specified therein) by a Mortgage and Deed of Trust (herein, together with any indenture supplemental thereto including the [ ] Supplemental Indenture, called the Indenture), dated as of June 15, 1977, executed by the Company to The Bank of New York Mellon (formerly The Bank of New York, successor to United States Trust Company of New York), as Corporate Trustee, and Douglas J. MacInnes (successor to Gerard F. Ganey and Malcolm J. Hood), as Co-Trustee (which Co-Trustee has resigned, and no successor Co-Trustee has been appointed). Reference is made to the Indenture and particularly to the First, Second, Fifth, Sixth, Seventh, Eighth, Ninth, Tenth, Eleventh, Twelfth, Thirteenth, Fourteenth, Fifteenth, Sixteenth, Seventeenth, Eighteenth, Nineteenth, Twentieth, Twenty-first, Twenty-second, Twenty-third and [ ] Supplemental Indentures to the Indenture for a description of the property mortgaged and pledged, the nature and extent of the security (including certain additional security not given to all bonds), the rights of the holders of the bonds and of the Trustees in respect thereof, the duties and immunities of the Trustees and the terms and conditions upon which the bonds are and are to be secured and the circumstances under which additional bonds may be issued. With the consent of the Company and to the extent permitted by and as provided in the Indenture, the rights and obligations of the Company and/or the rights of the holders of the bonds and/or coupons and/or the terms and provisions of the Indenture may be modified or altered by such affirmative vote or votes of the holders of bonds then outstanding as are specified in the Indenture.

The principal hereof may be declared or may become due prior to the maturity date hereinbefore named on the conditions, in the manner and at the time set forth in the Indenture, upon the occurrence of a default as in the Indenture provided.

This bond is transferable as prescribed in the Indenture by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this bond, and, thereupon, a new fully registered bond of the same series for a like principal amount will be issued to the transferee in exchange herefor as provided in the Indenture. Subject to the foregoing provisions as to the person entitled to receive payment of interest hereon, the Company and the Trustees may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes and neither the Company nor the Trustees shall be affected by any notice to the contrary.

In the manner prescribed in the Indenture, any bonds of this series, upon surrender thereof, for cancellation, at the office or agency of the Company in the Borough of Manhattan, The City of New York, are exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.

As provided in the Indenture, the Company shall not be required to make transfers or exchanges of bonds of any series for a period of fifteen (15) days next preceding any interest payment date for bonds of said series, or next preceding any designation of bonds of said series to be redeemed, and the Company shall not be required to make transfers or exchanges of any bonds designated in whole or in part for redemption.

This bond is redeemable as provided in the Indenture.

No recourse shall be had for the payment of the principal of or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors being released by the holder or owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Indenture.

[LEGEND

Unless and until this bond is exchanged in whole or in part for certificated bonds registered in the names of the various beneficial holders hereof as then certified to the Corporate Trustee by The Depository Trust Company (55 Water Street, New York, New York) or its successor (the "Depositary"), this bond may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

Unless this certificate is presented by an authorized representative of the Depositary to the Company or its agent for registration of transfer, exchange or payment, and any certificate to be issued is registered in the name of Cede & Co., or such other name as requested by an authorized representative of the Depositary and any amount payable thereunder is made payable to Cede & Co., or such other name, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

This bond may be exchanged for certificated bonds registered in the names of the various beneficial owners hereof if (a) the Depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, or (b) the Company elects to issue certificated bonds to beneficial owners (as certified to the Company by the Depositary).]

[FORM OF TEMPORARY REGISTERED BOND]

[(See legend at the end of this Bond for
restrictions on transferability and change of form)]

SYSTEM ENERGY RESOURCES, INC.

First Mortgage Bond, [ ]% Series due 20[ ]

Due [ ], 20[ ]

CUSIP [ ]

No. TR $

SYSTEM ENERGY RESOURCES, INC., a corporation of the State of Arkansas (hereinafter called the Company), for value received, hereby promises to pay to _______________ or registered assigns, on [ ], 20[ ], at the office or agency of the Company in the Borough of Manhattan, The City of New York, ____________________ Million Dollars in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts, and to pay to the registered owner hereof interest thereon from [ ], 20[ ], if the date of this bond is on or prior to [ ], 20[ ], or if the date of this bond is after [ ], 20[ ], from the [ ] or [ ] next preceding the date of this bond, at the rate of [ ]% per annum in like coin or currency at said office or agency on [ ], 20[ ] for the period from [ ], 20[ ] to [ ], 20[ ] and thereafter on [ ] and [ ] in each year, until the principal of this bond shall have become due and payable, and to pay interest on any overdue principal and on any overdue premium and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the rate of [ ]% per annum, provided, that the interest so payable on any [ ] or [ ] will, subject to certain exceptions set out in the [ ] Supplemental Indenture mentioned on the reverse hereof, be paid to the person in whose name this bond (or any bond or bonds previously outstanding in transfer or exchange for which this bond was issued) is registered at the close of business on the Business Day immediately preceding such interest payment date. Interest on this bond shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

This bond shall not become obligatory until The Bank of New York Mellon, the Corporate Trustee under the Indenture (defined on the reverse hereof), or its successor thereunder, shall have signed the form of authentication certificate endorsed hereon.

Capitalized terms used herein and not otherwise defined shall have the meanings given thereto in the Indenture.

THE PROVISIONS OF THIS BOND ARE CONTINUED ON THE REVERSE HEREOF AND SUCH CONTINUED PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

IN WITNESS WHEREOF, SYSTEM ENERGY RESOURCES, INC. has caused this bond to be signed in its corporate name by its President or one of its Vice Presidents by his signature or a facsimile thereof, and its corporate seal to be impressed or imprinted hereon and attested by its Secretary or one of its Assistant Secretaries by his signature or a facsimile thereof, on

SYSTEM ENERGY RESOURCES, INC.

By

[Vice] President

Attest:

[Assistant] Secretary

CORPORATE TRUSTEE'S AUTHENTICATION CERTIFICATE

This bond is one of the bonds of the series herein designated, described or provided for in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON,

As Corporate Trustee

By

Authorized Officer

[FORM OF TEMPORARY REGISTERED BOND]
(Reverse)
SYSTEM ENERGY RESOURCES, INC.

First Mortgage Bond, [ ]% Series due 20[ ]

Due [ ], 20[ ]

This bond is a temporary bond and is one of an issue of bonds of the Company issuable in series and is one of a series known as its First Mortgage Bonds, [ ]% Series due 20[ ], all bonds of all series issued and to be issued under and equally secured (except insofar as any sinking or other fund, established in accordance with the provisions of the Indenture hereinafter mentioned, may afford additional security for the bonds of any particular series and as further specified therein) by a Mortgage and Deed of Trust (herein, together with any indenture supplemental thereto including the Twenty-second Supplemental Indenture, called the Indenture), dated as of June 15, 1977, executed by the Company to The Bank of New York Mellon (formerly The Bank of New York, successor to United States Trust Company of New York), as Corporate Trustee, and Douglas J. MacInnes (successor to Gerard F. Ganey and Malcolm J. Hood), as Co-Trustee (which Co-Trustee has resigned, and no successor Co-Trustee has been appointed). Reference is made to the Indenture and particularly to the First, Second, Fifth, Sixth, Seventh, Eighth, Ninth, Tenth, Eleventh, Twelfth, Thirteenth, Fourteenth, Fifteenth, Sixteenth, Seventeenth, Eighteenth, Nineteenth, Twentieth, Twenty-first, Twenty-second, Twenty-third and [ ] Supplemental Indentures to the Indenture for a description of the property mortgaged and pledged, the nature and extent of the security (including certain additional security not given to all bonds), the rights of the holders of the bonds and of the Trustees in respect thereof, the duties and immunities of the Trustees and the terms and conditions upon which the bonds are and are to be secured and the circumstances under which additional bonds may be issued. With the consent of the Company and to the extent permitted by and as provided in the Indenture, the rights and obligations of the Company and/or the rights of the holders of the bonds and/or coupons and/or the terms and provisions of the Indenture may be modified or altered by such affirmative vote or votes of the holders of bonds then outstanding as are specified in the Indenture.

The principal hereof may be declared or may become due prior to the maturity date hereinbefore named on the conditions, in the manner and at the time set forth in the Indenture, upon the occurrence of a default as in the Indenture provided.

This bond is transferable as prescribed in the Indenture by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this bond, and, thereupon, a new fully registered bond of the same series for a like principal amount will be issued to the transferee in exchange herefor as provided in the Indenture. Subject to the foregoing provisions as to the person entitled to receive payment of interest hereon, the Company and the Trustees may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes and neither the Company nor the Trustees shall be affected by any notice to the contrary.

In the manner prescribed in the Indenture, any bonds of this series, upon surrender thereof, for cancellation, at the office or agency of the Company in the Borough of Manhattan, The City of New York, are exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.

In the manner prescribed in the Indenture, this temporary bond is exchangeable at the office or agency of the Company in the Borough of Manhattan, The City of New York, for a definitive bond or bonds of the same series of a like principal amount when such definitive bonds are prepared and ready for delivery.

As provided in the Indenture, the Company shall not be required to make transfers or exchanges of bonds of any series for a period of fifteen (15) days next preceding any interest payment date for bonds of said series, or next preceding any designation of bonds of said series to be redeemed, and the Company shall not be required to make transfers or exchanges of any bonds designated in whole or in part for redemption.

This bond is redeemable as provided in the Indenture.

No recourse shall be had for the payment of the principal of or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors being released by the holder or owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Indenture.

[LEGEND

Unless and until this bond is exchanged in whole or in part for certificated bonds registered in the names of the various beneficial holders hereof as then certified to the Corporate Trustee by The Depository Trust Company (55 Water Street, New York, New York) or its successor (the "Depositary"), this bond may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

Unless this certificate is presented by an authorized representative of the Depositary to the Company or its agent for registration of transfer, exchange or payment, and any certificate to be issued is registered in the name of Cede & Co., or such other name as requested by an authorized representative of the Depositary and any amount payable thereunder is made payable to Cede & Co., or such other name, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

This bond may be exchanged for certificated bonds registered in the names of the various beneficial owners hereof if (a) the Depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, or (b) the Company elects to issue certificated bonds to beneficial owners (as certified to the Company by the Depositary).]